SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 30, 2008 (July 29, 2008)
Date of Report (Date of earliest event reported)

INTERNATIONAL SMART SOURCING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14753	11-3423157
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation)		No.)

320 Broad Hollow Road	11735
Farmingdale, New York	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 293-4650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 29, 2008, International Smart Sourcing, Inc. (the “Company”) entered into a letter of intent with Network 1 Financial Securities Inc., a Texas corporation (“NETW”), pursuant to which the Company would purchase one hundred percent (100%) of the issued and outstanding capital stock of NETW, resulting in NETW becoming the Company’s wholly owned subsidiary, in exchange for twenty-two million (22,000,000) shares of the Company’s common stock, $0.001 par value, which amount shall be subject to adjustment after the completion of (a) NETW’s audited financial statements for the years ended June 30, 2008 and 2007 and (b) a due diligence review by the Company. NETW is a registered broker-dealer. The acquisition is subject to due diligence and the execution of definitive agreements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are provided as part of this Current Report on Form 8-K.

Exhibit	Exhibit
Number
10.1	Letter of Intent between the Company and NETW, dated July 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2008

INTERNATIONAL SMART SOURCING, INC.

By:	/s/ DAVID HALE
David Hale
Chairman of the Board of Directors, President

EXHIBIT INDEX

Exhibit	Exhibit
Number
10.1	Letter of Intent between the Company and NETW, dated July 29, 2008.